Exhibit 99.3

EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement is dated as of June 24, 2005 between Captiva Software Corporation (the ”Company”) and Howard Dratler (“You”). The Parties agree as follows:

1. Title – Supervisor – Duties. Your title is currently Executive Vice President of Field Operations, an officer position reporting directly to the Chief Executive Officer (“CEO”) of the Company, provided, however, that Your title, duties and responsibilities and reporting relationship are subject to adjustment at the discretion of the CEO, so long as any such adjustment is approved by the Compensation Committee of the Board of Directors or the full Board (the “Board”) and so long as Your then current base salary is not reduced and You remain an officer of the Company. You are expected to do and perform all services, acts and duties normally associated with Your then current position. You will work at the Company’s headquarters located in San Diego, California. By signing this Agreement, You confirm with the Company that You are under no contractual or other legal obligation that would prohibit You from performing Your duties with the Company.

2. Loyal and Conscientious Performance. During Your employment with the Company, You shall devote Your full business energies, interests, abilities and productive time to the proper and efficient performance of Your duties to the Company, provided that You shall not be precluded from engaging in civic, charitable or religious activities or from serving on the board of directors of up to one publicly traded company or on a reasonable number of industry-related association boards or councils for business purposes, so long as such participation does not present any conflict of interest with the Company or adversely and materially affect the performance of Your duties for the Company.

3. Agreement Term. The initial term of this Agreement shall commence as of the date set forth above and end on December 31, 2006, provided that, on an annual basis, this Agreement shall automatically be extended for a new 2 year term commencing on January 1 of each year, unless the Company gives You written notice of non-renewal on or before November 30 of the prior year. The effect of giving notice of non-renewal is that this Agreement shall expire after the close of business on December 31 of the following year. Termination of this Agreement does not mean employment with the Company shall terminate; rather only that the benefits and obligations under this Agreement shall expire and You shall be considered an employee “at-will,” meaning either You or the Company may thereafter terminate Your employment at any time, for any or no reason. This Agreement replaces any prior employment agreements between You and the Company.

4. Base Salary. Your current base salary is $220,000 per year, less standard payroll deductions and all required withholdings, payable in regular periodic payments in accordance with Company policy. Your salary is established by the CEO, subject to the approval of the Compensation Committee of the Board (or the full Board, if there is no such committee) in its discretion and in accordance with Company policy for executives who report directly to the CEO.

5. Benefits. In accordance with Company policy and the terms of the applicable plan documents, You shall be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executive or key management employees, which shall be at least as favorable as the benefits made available to regular, full-time, salaried employees of the Company.

6. Annual Target Bonus. In addition to Your base salary, You are currently eligible to receive a potential annual target bonus of approximately 54.55% of your current base salary on an annual fiscal year basis, in accordance with the terms of the Company’s Board approved executive incentive compensation or bonus plan, if any, or as otherwise approved by the Board. The determination of payments to be made under this plan shall be based on Your and / or the Company’s achievement of financial goals and other measurement criteria, as defined and approved by the Board each year. Annual target bonuses are discretionary, insofar as any previously approved incentive compensation or bonus plan may be modified at any time, at the discretion of the Board. There is no guarantee under this Agreement that You will receive a bonus in connection with Your performance in or for any calendar year.

7. Equity Compensation / Stock Options. You have been granted options to purchase shares of common stock of the Company (“Stock Options”) and are eligible to receive additional grants of options or other forms of equity compensation from time to time at the discretion of the Board (the “Equity Compensation”). Such Equity Compensation is subject to the terms and conditions of the particular plan under which the Equity Compensation granted, and any additional terms set forth in the Notice of Grant or the Agreement(s) delivered to You by the Company following each such grant.

8. Definitions.

(a) “Cause” as a reason for termination of Your employment by the Company means the following circumstances, as determined by the Board in good faith: (a) Your willful breach of any material provision of this Agreement or any other material agreement between You and the Company, Your failure to comply with any commercially reasonable policies or directives adopted by the Board in good faith, or other willful misconduct in the performance of Your duties that is determined by the Board to be materially detrimental to the business of the Company, provided that You have been given written notice of such breach or failure by the Board and You have had a reasonable opportunity to cure such breach, failure or misconduct (if such breach, failure or misconduct is curable); (b) Your dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit or acts adverse to the best interests of the Company and its shareholders; or (c) Your commission, conviction of, or a plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof.

(b) “Good Reason” as a reason for termination of your employment by You means a material alteration of Your duties and responsibilities; a reduction of Your base salary or benefits (not including the consistent application of reductions for all officers or key managers as a group implemented in response to unfavorable operating results or financial conditions); or a requirement that You move Your place of work more than 25 miles, provided that You give 30 days written notice of termination within 30 days of such change and the Company has not reversed such alteration, reduction or requirement within such 30 day notice period.

(c) “Disability” means Your inability to perform the essential functions of Your position for any 60 business days within any continuous period of 100 days by reason of physical or mental illness or incapacity, provided that the Company will make efforts to reasonably accommodate You as required by applicable state or federal disability laws.

(d) “Change of Control” means: (i) a sale or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the surviving entity’s voting power immediately after the transaction; and (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of the Company immediately prior to such reverse merger own less than 50% of the Company’s voting power immediately after the transaction.

9. Termination for Cause, Death or Resignation for Other than Good Reason. If You resign for other than Good Reason, or if Your employment terminates due to Your Death, or if Your employment is terminated by the Company for Cause, then You will receive no additional payments or benefits from the Company other than Your accrued but unpaid base salary, Your accrued but unpaid Board approved bonus payments and Your accrued but unused paid time off as of the date of the termination of Your employment with the Company.

10. Termination Without Cause. The Company may at any time terminate this Agreement and Your employment without Cause, provided that, if You sign (and do not revoke) a general release of all claims in a form prescribed by the Company (the “Release”) and You return to the Company any and all Company property in Your custody or under Your control, then, in addition to the payment of any accrued but unpaid base salary, any accrued but unpaid Board approved bonus payments and any accrued but unused paid time off as of the date of the termination of Your employment, then the Company will pay You severance benefits as follows: (a) payment in a lump sum within 10 days of the effective date of the termination of Your employment of an amount equal to 12 times Your monthly base salary in effect at the time of Your termination, subject to standard payroll deductions and withholdings; and (b) provided that You are eligible and timely elect continued coverage under COBRA following Your termination, payment in a lump sum within 10 days of the effective date of the termination of Your employment of an amount equal to 12 times the Company’s monthly contribution for health benefits for You and Your family, if You have family coverage, in effect at the time of Your termination.

11. Resignation for Good Reason. In the event that You resign Your employment for Good Reason, provided that You sign (and do not revoke) a general release of all claims in a form prescribed by the Company (the “Release”) and You return to the Company any and all Company property in Your custody or under Your control, then, in addition to the payment of any accrued but unpaid base salary, any accrued but unpaid Board approved bonus payments and any accrued but unused paid time off as of the date of the termination of Your employment, then the Company will pay You severance benefits as follows: (a) payment in a lump sum within 10 days of the effective date of the termination of Your employment an amount equal to 6 times Your monthly base salary in effect at the time of Your termination, subject to standard payroll deductions and withholdings (b) provided that You are eligible and timely elect continued coverage under COBRA following Your termination, payment in a lump sum within 10 days of the effective date of termination of an amount equal to 6 times the Company’s monthly contribution for health benefits for You and Your family, if You have family coverage, in effect at the time of Your termination;

12. Termination Without Cause or Resignation for Good Reason after a Change of Control. In the event that Your employment with the Company is terminated without Cause, or You resign your employment for Good Reason within 12 months following a Change of Control, and provided You sign (and do not revoke) the Release and You return to the Company any and all Company property in Your custody or under Your control, then You shall be entitled to the payments described in Section 10 above, plus the payment in a lump sum within 10 days of the effective date of the termination of Your employment of an amount equal to Your annual target bonus in effect at the time of Your termination, subject to standard payroll deductions and withholdings. In addition, to the extent any unvested Stock Options or other Equity Compensation previously granted to You do not already become vested as of such termination of Your employment with the Company after a Change of Control, then any such unvested options or equity compensation shall become fully vested on the date of termination of Your employment with the Company.

13. Termination due to Disability. Effective 30 days after giving written notice of termination due to Disability (provided that such notice shall not be effective earlier than the last day of the 60 business day period as described in Section 8(c) above), the Company may terminate Your employment, provided You are unable to resume Your full-time duties at the conclusion of such notice period. Also, You may terminate Your employment hereunder if the performance of Your duties is hazardous to Your physical or mental health or Your life, provided that You have furnished to the Company a written statement from a qualified doctor to such effect and provided, further, that at the Company’s request made within 30 days of the date of such written statement, You submit to an examination by a doctor selected by the Company who is reasonably acceptable to You or Your doctor and such doctor shall have concurred in the conclusion of Your doctor. In the event Your employment is terminated under this provision, You shall receive from the Company, in a lump-sum payment due within 10 days of the effective date of termination, an amount equal to the number of months remaining under the term of this Agreement times Your monthly base salary in effect at the time of Your termination, subject to standard payroll deductions and withholdings and reduced by the anticipated amount of any Company sponsored disability insurance benefits to be paid to You during the same period.

14. Gross Up Provision. In the event that any payment or benefits received or to be received by You pursuant to this Agreement (“Benefits”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any comparable successor provisions, and (ii) but for this subsection, would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then You shall be entitled under this provision to payment by the Company of an additional amount (the “Gross-Up Payment) such that after payment by You of all of Your applicable Federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, You will retain an amount equal to the Excise Tax imposed.. Unless the Company and You otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by an accountant selected by the mutual agreement of You and the Company (the “Accountant”). The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this subsection. For the purposes of this provision, Your applicable Federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions resulting from receipt of the Gross-Up Payment.

15. Successors. Provided that You remain employed by the Company until a Change of Control occurs, the Company agrees that it will require any successor company to assume the obligations of the Company under this Agreement. Such assumption shall be by an express agreement, signed by both You and the successor, and shall be satisfactory to You.

16. Expense Reimbursement. During Your employment with the Company, You shall be entitled to receive proper reimbursement for all reasonable out of pocket business expenses incurred (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder.

17. Proprietary Information and Inventions Agreement. The Confidentiality and Proprietary Rights Agreement between You and the Company dated November 25, 2003, a copy of which is attached hereto as Exhibit A., remains in effect.

18. Entire Agreement. This Agreement, together with Your Confidentiality and Proprietary Rights Agreement, forms the complete and exclusive statement of the terms of Your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to You by anyone, whether oral or written. Any additions or modifications to the terms in this Agreement must be in writing and approved by the CEO.

19. Governing Law. This Agreement will be governed by and construed according to the laws of the state of California.

20. Arbitration. Any claim, dispute, and/or controversy between us including, but not limited to, any and all claims of discrimination and harassment (to the extent permitted by law) relating to Your employment with, employment by, or other association with the Company (whether based on tort, contract, statute, equity or other law) shall be submitted to and determined exclusively by binding arbitration. Claims for workers’ compensation and unemployment benefits, however, will not be subject to referral to an arbitrator. The “Company” includes my employer(s), its owners, directors, officers, managers, employees, and agents.

The arbitration will be conducted by a neutral Arbitrator in the County of San Diego, California in accordance with the rules of the American Arbitration Association (“AAA”). During arbitration, the Parties shall comply with the rules for discovery set forth in Cal. Code Civ. Proc. Section 1283.05. You understand that You are not responsible for those costs which are unique to arbitration, including any arbitrators’ fees or expenses. Nothing in this paragraph shall prohibit or limit the Parties from seeking provisional relief pursuant to Cal. Code Civ. Proc. Section 1281.8.

We agree that the following procedures will apply to any such arbitration. First, You may begin the arbitration process by delivering a written request for arbitration to the Company’s CEO within the time limits which would apply to the filing of a civil complaint in court. A late request will be void. Second, the arbitrator will be selected in accordance with the rules of the AAA. Although we understand and agree that this arbitration shall be the exclusive means of resolving any dispute(s) arising out of Your employment, the selected arbitrator shall have the authority to award all types of remedies which would be available if You had brought a civil complaint in court. Third, after the arbitration hearing, the arbitrator shall issue a written arbitration award which states the essential findings and conclusions on which the award is based, and which will be subject to limited judicial review by a court of competent jurisdiction to ensure that the arbitrator has complied with the law. Fourth, the Company and You shall be entitled to conduct discovery prior to the arbitration hearing to enable both of us to adequately prepare for the hearing. Any dispute over such discovery shall be decided by the arbitrator, in accordance with the law.

If any court of competent jurisdiction declares that any part of this Arbitration Agreement is illegal, invalid or unenforceable, the illegal, invalid or unenforceable part will no longer be part of this Agreement, and such a declaration will not affect the legality, validity or enforceability of the remaining parts of this Agreement.

You understand by agreeing to this binding arbitration provision, both YOU AND THE COMPANY GIVE UP THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Executed by the Parties as of the date above first written.

CAPTIVA SOFTWARE CORPORATION

By	/s/ Bradford Weller
Bradford Weller, General Counsel

/s/ Howard Dratler
Howard Dratler

Attachment: Exhibit A, Confidentiality and Proprietary Rights Agreement